Exhibit 99.2

Joint Filer Information

This Statement on Form 4 is filed by MatlinPatterson LLC, MatlinPatterson Global Opportunities Partners L.P., MatlinPatterson Global Opportunities Partners (Bermuda) L.P., MatlinPatterson Global Opportunities Partners B L.P., MatlinPatterson Global Opportunities Partners LLC, MatlinPatterson Global Advisers LLC, MatlinPatterson Asset Management LLC, David J. Matlin and Mark R. Patterson.

The principal business address of each of the Reporting Persons is 520 Madison Avenue, New York, NY 10022

Name of Designated Filer:  MatlinPatterson LLC

Issuer Name and Ticker Symbol:  Polymer Group, Inc. (POLGA.OB)

Date of Event Requiring Statement:  01/28/2011

Date: January 28, 2011	MATLINPATTERSON LLC

	By:	/s/ MARK R. PATTERSON
Name: Mark R. Patterson
Title: Member

Date: January 28, 2011	MATLINPATTERSON ASSET MANAGEMENT LLC

	By:	/s/ MARK R. PATTERSON
Name: Mark R. Patterson
Title: Chairman

Date: January 28, 2011	MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS L.P.

	By:	MatlinPatterson Global Partners LLC as general partner

	By:	/s/ MARK R. PATTERSON
Name: Mark R. Patterson
Title: Director

Date: January 28, 2011	MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS (BERMUDA) L.P.

	By:	MatlinPatterson Global Partners LLC as general partner

	By:	/s/ MARK R. PATTERSON
Name: Mark R. Patterson
Title: Director

Date: January 28, 2011	MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS B L.P.

	By:	MatlinPatterson Global Partners LLC as general partner

	By:	/s/ MARK R. PATTERSON
Name: Mark R. Patterson
Title: Director

Date: January 28, 2011	MATLINPATTERSON GLOBAL PARTNERS LLC

	By:	/s/ MARK R. PATTERSON
Name: Mark R. Patterson
Title: Director

Date: January 28, 2011	MATLINPATTERSON GLOBAL ADVISERS LLC

	By:	/s/ MARK R. PATTERSON
Name: Mark R. Patterson
Title: Chairman

Date: January 28, 2011	DAVID J. MATLIN

	By:	/s/ DAVID J. MATLIN
Name: David J. Matlin

Date: January 28, 2011	MARK R. PATTERSON

	By:	/s/ MARK R. PATTERSON
Name: Mark R. Patterson